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                                    EXHIBIT INDEX

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 Exhibit No.                        Description
 -----------                        -----------
     4.1       Form of Rights Agreement by and between DNAP Holding Corporation and The Bank of New York Company, Inc. as rights agent (including form of right certificate)
     4.2       Form of Letter to Stockholders
     4.3       Form of Rights Certificate
     4.4       Form of Instructions for Rights Certificate
     4.5       Form of Letter to Brokers
     4.6       Form of Letter to Clients
     4.7       Form of Notice of Guaranteed Delivery
     4.8       Form of Letter to Foreign Stockholders
     4.9       Form of Guidelines to Form W-9
     5         Opinion of Thompson & Knight, P.C.
    23.1       Consent of Thompson & Knight, P.C. (included in Exhibit 5)
    23.2       Consent of independent accountants
    24         Power of Attorney (included on signature page)
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